EXHIBIT 10.10

EIGHTH AMENDMENT TO LOAN AGREEMENT

This Eighth Amendment to Loan Agreement (this “Eighth Amendment”) is entered into as of the 10th day of September, 2014, by and among MEXCO ENERGY CORPORATION, a Colorado corporation (“Mexco”), FORMAN ENERGY CORPORATION, a New York corporation (“Forman”), SOUTHWEST TEXAS DISPOSAL CORPORATION, a Texas corporation (“Southwest”) and TBO OIL & GAS, LLC, a Texas limited liability company (“TBO”, and together with Mexco, Forman and Southwest, collectively “Borrowers” or individually a “Borrower”) and BANK OF AMERICA, N.A., a national banking association (“Bank”).

Recitals:

A.        Borrowers and Bank entered into that certain Loan Agreement dated December 31, 2008, as amended by First Amendment to Loan Agreement dated December 28, 2009, by Second Amendment to Loan Agreement dated March 1, 2010, by Third Amendment to Loan Agreement dated September 30, 2010, by Fourth Amendment to Loan Agreement dated October 22, 2010, by Fifth Amendment to Loan Agreement dated December 28, 2011, by Sixth Amendment to Loan Agreement dated October 22, 2012 and by Seventh Amendment to Loan Agreement dated October 25, 2013 (the “Loan Agreement”).

B.        Pursuant to the terms of the Loan Agreement, Bank provided Borrowers a revolving line of credit loan with a Facility No. 1 Commitment (as defined in the Loan Agreement) in the initial amount of $4,900,000.00 (the “Facility No. 1 Loan”).

C.        Borrowers and Bank desire to amend the Loan Agreement to, among other matters (i) reflect the extension of the maturity date of the Facility No. 1 Loan, and (ii) increase the amount of the Facility No. 1 Commitment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed among Bank and Borrowers as follows:

Agreement

1.         Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.         Section 1.1 of the Loan Agreement (Line of Credit Amount) is hereby amended in its entirety to read as follows:

“1.1	Line of Credit Amount.

(a)	During the availability period described below, the Bank will provide a line of credit to the Borrowers. The amount of the line of credit (the “Facility No. 1 Commitment”) is the lesser of (i) SIX MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,300,000.00), or (ii) the Borrowing

Base as determined by Bank from time to time in accordance with this Agreement.

(b)	This is a revolving line of credit. Subject to the terms hereof, during the availability period, the Borrowers may repay principal amounts and reborrow them.”

3.         Section 1.2 of the Loan Agreement (Availability Period) is hereby amended in its entirety to read as follows:

“1.2	Availability Period.

The line of credit is available between the date of this Agreement and November 30, 2016, or such earlier date as the availability may terminate as provided in this Agreement (the “Facility No. 1 Expiration Date”).”

4.         Section 1.5 of the Loan Agreement (Interest Rate) is hereby amended in its entirety to read as follows:

“1.5	Interest Rate.

(a)	The interest rate is a rate per year equal to the lesser of (i) the LIBOR Daily Floating Rate, plus 2.50 percentage points, or (ii) the maximum lawful rate of interest permitted under applicable usury laws, now or hereafter enacted (the “Maximum Rate”).

(b)	The LIBOR Daily Floating Rate is a fluctuating rate of interest which can change on each banking day. The rate will be adjusted on each banking day to equal the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank) for U.S. Dollar deposits for delivery on the date in question for a one month term beginning on that date. The Bank will use the London Interbank Offered Rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Bank from time to time) as determined at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in the Bank’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by the Bank. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore dollars.”

5.         Pursuant to Section 1.3 of the Loan Agreement the amount of the Borrowing Base under the Loan Agreement is hereby increased from $4,900,000 to $6,300,000 until redetermined by Bank in accordance with Section 1.3 of the Loan Agreement.

6.         As a condition to the effectiveness of this Eighth Amendment, Borrowers shall pay to Bank a facility fee in the amount of $7,000.00.

7.         By their execution hereof, Borrowers hereby affirm and ratify all of the terms and provisions of the Loan Agreement as amended hereby, and all of the terms and provisions of the other loan documents executed in connection with the Loan Agreement.

8.         Neither the execution by Bank of this Eighth Amendment nor anything contained herein shall in any way be construed or operate as a waiver by Bank of any event of default under the Loan Agreement or the other loan documents executed in connection therewith (whether now existing or that may occur hereafter) or any of Bank's rights under the Loan Agreement or any of such other loan documents.

9.         Except as provided herein, all terms and provisions of the Loan Agreement shall remain unchanged.

10.       As an inducement to Bank to enter into this Eighth Amendment, Borrowers represent and warrant to Bank that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) Borrowers have not breached any of the covenants contained in the Loan Agreement or the other loan documents executed in connection therewith (except as may have been waived in writing by Bank), and (iii) no event of default now exists under the Loan Agreement, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute such an event of default.

11.       THIS EIGHTH AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED effective as of the date first above written.

BORROWERS:		BANK:

MEXCO ENERGY CORPORATION		BANK OF AMERICA, N.A.

By:	/s/ Nicholas C. Taylor	By:	/s/ Ricky Temkin
	Nicholas C. Taylor		Ricky Temkin
	Chairman of the Board and Chief Executive Officer		Assistant Vice President

FORMAN ENERGY CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and Chief Executive Officer

SOUTHWEST TEXAS DISPOSAL CORPORATION

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and Chief Executive Officer

TBO OIL & GAS, LLC

By:	/s/ Nicholas C. Taylor
Nicholas C. Taylor
Chairman of the Board and Chief Executive Officer

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